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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                          C U R R E N T  R E P O R T

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                              November 20, 1995
                              -----------------
               Date of Report (Date of earliest event reported)


                           Family Restaurants, Inc.
                           ------------------------
            (Exact Name of Registrant As Specified In Its Charter)


                                   Delaware
                                   --------
                (State or Other Jurisdiction of Incorporation)


33-14051                                    #33-0197361
----------------------------------          ------------------------------------
(Commission File Number)                    (IRS Employer Identification No.)


18831 Von Karman Avenue, Irvine, California             92715
-------------------------------------------             ------------------------
(Address of Principal Executive Offices)                (Zip Code)


                                (714) 757-7900
                                --------------
             (Registrant's Telephone Number, Including Area Code)


                                NOT APPLICABLE
--------------------------------------------------------------------------------
        (Former Name or Former Address, If Changed Since Last Report)


                       Exhibit Index located at Page 5



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Item 1.   Changes in Control of Registrant.

        On November 20, 1995, Apollo FRI Partners, L.P. ("Apollo") entered into an Exchange Agreement with each of Foodmaker, Inc., a Delaware corporation ("Foodmaker"), and Green Equity Investors, L.P. ("Green"), pursuant to which, among other things, (i) on December 20, 1995 Foodmaker transferred all of the shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and a warrant to purchase additional shares of Common Stock, owned by it to Apollo, (ii) on November 20, 1995 Green transferred 19,609 shares of the Company's Common Stock held by it to Apollo and (iii) the Shareholders' Agreement, dated as of January 27, 1994, by and among Apollo, Green and Foodmaker was terminated, as between themselves and the Company. In connection with the foregoing, Jack W. Goodall, Jr., Charles W. Duddles and Edward Gibbons, the three members of the Company's Board of Directors (the "Board") appointed by Foodmaker, and Leonard I. Green and Jonathan D. Sokoloff, the two members of the Board appointed by Green, resigned from the Board and from each other position held with the Company or its subsidiaries. The foregoing transactions were consummated after the lenders under the Company's Revolving Credit Agreement, in connection with their consent to an amendment thereto, required certain of the Company's shareholders to purchase a participation in certain loans under such agreement. Apollo agreed to purchase such participation and, in consideration therefor, Foodmaker and Green agreed to transfer the shares of Common Stock as set forth above.

        Prior to the consummation of the foregoing transactions, Apollo, Green and Foodmaker, the Company's three largest shareholders, held approximately 39%, 18% and 39%, respectively, of the Company's Common Stock and, pursuant to the terms of the Shareholders' Agreement, controlled the Company. Upon consummation of the foregoing transactions, Apollo, Green and Foodmaker own approximately 81%, 16% and 0% of the Common Stock, respectively. Consequently, Apollo, through its ownership of the Common Stock, controls the Company.



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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)   Not Applicable.

          (b)   Not Applicable.

          (c)   Exhibits.

          See the Exhibit Index located at sequential page 5 of this Report.



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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE:  December 29, 1995                FAMILY RESTAURANTS, INC.


                                        BY: /s/  ROBERT T. TREBING, JR.
                                            ------------------------------------
                                            Robert T. Trebing, Jr.
                                            Senior Vice President and
                                            Chief Financial Officer
                                            (Principal Financial Officer)




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                                EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION
-----------     -----------
10.1            Fifth Amendment to Revolving Credit Agreement, dated as of
                October 31, 1995, among FRI-M Corporation, Family Restaurants,
                Inc., the Subsidiary Guarantors named therein, and the banks and institutions named therein.



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